UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

REVIUM Rx.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-284934	84-4516676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Azrieli Business Center 89, Medinat Hayehudim Street Herzliya, Israel	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1 800 519-1687

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Ms. Inna Martin from her positions as Director, Chief Operating Officer and President

On June 16, 2026, Ms. Inna Martin resigned from her position as a member of the Board of Directors of Revium Rx. (“we”, “us”, “our”, “Revium” or the “Company”) and as Chief Operating Officer and President thereof, effective immediately. Ms. Martin’s resignation was in light of certain differences in expectations between her and the Company. At the time of her resignation, Ms. Martin did not hold positions on any committees of the Board of Directors.

In connection with Ms. Martin’s departure, the Company’s subsidiary, Revium Rx Ltd. (“Revium Ltd.”) and Ms. Martin entered into a Termination Agreement and Waiver (the “Separation Agreement”), effective as of June 16, 2026, pursuant to which Ms. Martin’s employment and consultancy engagement with Revium Ltd. will terminate on September 10, 2026. Additionally, the exercise period for Ms. Martin’s vested stock options to purchase up to 2,440,000 shares of the Company’s common stock has been extended until September 30, 2028. Ms. Martin’s shares and options are subject to certain sale restrictions as contained in the Separation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIUM Rx.

June 22, 2026	By:	/s/ Amir Avraham
		Name:	Amir Avraham
		Title:	Chief Executive Officer

2